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                                                                   EXHIBIT 10.19

                   AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1 TO THE AGREEMENT made as of December 26,1992, between STORAGE DIMENSIONS, INC., a Delaware corporation (the "Employer"), and ROBERT BYLIN (the "Employee"), is made as of this 9th day of March, 1998.

                                   WITNESSETH:

        WHEREAS, Employer and Employee entered into an Employment Agreement on December 22, 1992 (the "Agreement") by which Employee currently serves as Vice President and Chief Financial Officer of Employer;

        WHEREAS, Employer and Employee now desire to amend the Agreement to change the benefits payable to Employee in the event of termination of Employee's employment or consulting relationship with Employer.

        NOW, THEREFORE, in consideration of the premises, the covenants contained herein, and other good and valuable consideration, the Employer and the Employee hereby amend the Agreement as follows:

        1. AMENDMENT TO SECTION 4.1(b) OF THE AGREEMENT. Section 4.1(b) of the Agreement is hereby amended to read in its entirety as follows:

                "(b) In addition, for so long as Employee continues to be engaged by Employer or any subsidiary thereof as an employee or a consultant and for the period during which Employer or any subsidiary thereof makes severance payments to Employee pursuant to Section 5.3(a), Employee will not, without the express written consent of Employer, directly or indirectly engage, participate or invest in or assist, as owner, part owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization other than Employer whose activities or products are competitive with activities or products of Employer or any subsidiary thereof in which activities Employee shall have participated or as to which products Employee shall have had responsibility either in their development, marketing or otherwise, provided that Employee may make passive investments in a competitive enterprise the shares of which are publicly traded if Employee's investment constitutes less than 5% of the outstanding shares of such enterprise. The foregoing agreement not to compete shall apply in any and all cities and counties of each state of the United States of America in which the activities of Employer or any subsidiary thereof shall have been conducted, or the products of any of them sold, on or before the date upon which Employee's employment by Employer or any subsidiary thereof ceases."

        2. AMENDMENT TO SECTION 4.2 OF THE AGREEMENT. Section 4.2 of the Agreement is hereby amended to add the following sentence to the end of Section
4.2 of the Agreement:

        "For purposes of this Section 4.2, the term "Employer" shall be deemed to include Storage Dimensions, Inc. or its successor and any entity which is a subsidiary of the


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        foregoing during the period in which the noncompetition agreement set forth in Section 4.1 is in effect."

        3. AMENDMENT TO SECTION 5.1 OF THE AGREEMENT. Section 5.1 of the Agreement is hereby amended to add the following language to the end thereof:

        or until terminated pursuant to Section 5.2 of this Agreement, as amended."

        4. AMENDMENT OF SECTION 5.2 OF THE AGREEMENT.

               (a) Section 5.2(b) is hereby amended to delete the phrase "thirty
(30) days" from the first sentence thereof.

               (b) Section 5.2(b) of the Agreement is hereby amended to add the following language to the end of Section 5.2(b):

                "Any termination of Employee's status as an employee or consultant of the Employer (but not a change in status from employee to consultant) following a "Change in Control", whether at Employer's or Employee's option (other than a termination by Employer under Section 5.2(c)), shall be deemed to be a termination by Employer pursuant to this Section 5.2(b) and Employer shall make severance payments as provided in Section 5.3(a). "Change of Control" shall mean any merger or sale of substantially all of the assets of the Employer or other transaction pursuant to which the stockholders of Employer before such transaction no longer hold at least 50% of the voting securities of the Employer after such transaction. In no event, however, shall the change in Employee's title contemplated under Section 2.1 of this Agreement, as amended, or any commensurate change in Employee's duties be a termination pursuant to this Section 5.2(b) or trigger Employer's obligation to make severance payments under Section 5.3(a)."

        (c) Section 5.2 of the Agreement is hereby amended to add a new subsection (d), as follows:

                "(d) If, following termination of Employee's employment with Employer by either Employee or Employer, the parties mutually determine that Employee should be retained as a consultant to Employer, the parties will execute the Consulting Agreement attached hereto as Exhibit B."

        5. AMENDMENT OF SECTION 5.3(a) OF THE AGREEMENT. Section 5.3(a) of the Agreement is hereby amended to read in its entirety as follows:

                "(a) Upon a termination described in Section 5.2(b), Employer shall pay to Employee for a period of 47 weeks following such termination one hundred percent (100%) of Employee's regular weekly base salary in effect on the date of termination of Employee's employment or consulting relationship hereunder (less applicable income tax withholding), such amount to be payable in equal installments on the Company's normal payment date for employees beginning on the payment date next following the date of such termination. In the event of such termination, the stock option referred to in Section 3.2(b), and any subsequently granted stock options, shall


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        be exercisable only to the extent vested as of such termination in accordance with their terms; provided, however, that such options shall be amended by the Company in order to provide that they may be exercised, to the extent exercisable at the time of such termination, for a period of one year from the date of such termination (provided, however, that the extension of time in which the options may be exercised shall only be triggered if the termination is at the Employer's option or is mutually agreed to by Employer and Employee)."

        6. AMENDMENT OF SECTION 6.2 OF THE AGREEMENT. Section 6.2 shall be amended to add the following as a new paragraph immediately following the paragraph which begins "To Employer":

                "provided, however, that notwithstanding the foregoing, following the Closing Date, any notice to be delivered hereunder to Employer shall instead be sent to the following address:

               Artecon, Inc.
               6305 El Camino Real
               Carlsbad, California 92009
               Attn: James L. Lambert, President and CEO"

        7. NO OTHER AMENDMENT. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.


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        IN WITNESS WHEREOF, the undersigned have executed this Amendment to the
Employment Agreement as of the day and year first above written.

                                  STORAGE DIMENSIONS, INC.



                                  By: /s/ Brian Fitzgerald
                                     ----------------------------------------
                                     Brian Fitzgerald, Chairman of the Board


                                  /s/ Robert Bylin
                                  -------------------------------------------
                                  Robert Bylin

The foregoing amendment is consented to pursuant to Section 5.2 of the Merger Agreement.

ARTECON, INC.


/s/ James L. Lambert
-------------------------------
James L. Lambert
President and CEO


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